SEAFIRST BANK
PROMISSORY NOTE
PRINCIPAL:	$1,850,000.00
MATURITY:	04-01-1998
LOAN NO:	18/59
CALL:		AFS
ACCOUNT:	1701484046
OFFICER:	85607
BORROWER:	THE COEUR D'ALENES COMPANY AND UNION IRON WORKS,
INC OF SPOKANE, WASHINGTON
		PO BOX 2610, SPOKANE, WA  99220-2610
LENDER:	BANK OF AMERICA NT&SA D/B/A/SEAFIRST BANK EASTERN
DIVISION TEAM 1
		C/0 CLSC-E(DOC'S)
		PO BOX 1446 (SFC-5) SPOKANE, WASHINGTON  99210-
1630
Principal Amount: $250,000.00	0.500% Over the Index 	Date
of Note: March 24, 1997
PROMISE TO PAY. THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC OF SPOKANE, WASHINGTON ("Borrower") promises to pay to BANK OF AMERICA NT&SA D/B/A SEAFIRST BANK
("Lender"), or order, in lawful money of the United States
of America, the principal amount of Two Hundred Fifty
Thousand & 00/100 Dollars ($250,000.00) or so much as may
be outstanding, together with interest on the unpaid
outstanding principal balance until paid in full.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on
April 1, 1998.  In addition, Borrower will pay regular
monthly payments of accrued unpaid interest beginning May
1, 1997, and all subsequent interest payments are due on
the same day of each month after that.  Interest on this
Note is computed on a 365/360 simple interest basis; that
is, by applying the ratio of the annual interest rate over
a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender
at Lender's address shown above or at such other place as
Lender may designate in writing.  Unless otherwise agreed
or required by applicable law, payments will be applied
first to accrued unpaid interest, then to principal, and
any remaining amount to any unpaid collection costs and
late charges.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's publicly announced Reference
Rate (the "Index").  The interest rate change will not
occur more often than each day the Reference Rate changes. Lender will tell Borrower the current Index rate upon
Borrower's request.  Borrower understands that Lender may
make loans based on other rates as well. The interest rate change will not occur more often than each day. The interest rate to be applied to the unpaid principal balance
of this Note will be at a rate of 0.500 percentage points
over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT FEE.  Borrower agrees that all loan fees and
other prepaid finance charges are earned fully as of the
date of the loan and will not be subject to refund upon
early payment (whether voluntary or as a result of
default), except as otherwise required by law.  Early
payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule.  Rather, they
will reduce the principal balance due and may result in Borrower's making fewer payments.
LATE CHARGE.  If a payment is 10 days or more late,
Borrower will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater.
DEFAULT.  Borrower will be in default if any of the
following happens: (a) Borrower fails to make any payment
when due. (b) Borrower breaks any promise Borrower has made
to Lender, or Borrower fails to comply with or to perform
when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this
Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is
false or misleading in any material respect either now or
at the time made or furnished. (d) Borrower becomes
insolvent, a receiver is appointed for any part of
Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section
occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.
LENDER'S RIGHTS.  Upon default, Lender may declare the
entire unpaid principal balance on this Note and all
accrued unpaid interest immediately due, without notice,
and then Borrower will pay that amount.  Upon default,
including failure to pay upon final maturity, Lender, at
its option, may also, if permitted under applicable law, do
one or both of the following: (a) increase the variable
interest rate on this Note to 2.500 percentage points over
the Index, and (b) add any unpaid accrued interest to
principal and such sum will bear interest therefrom until
paid at the rate provided in this Note (including any
increased rate).  The interest rate will not exceed the
maximum rate permitted by applicable law.  Lender may hire
or pay someone else to help collect this Note if Borrower
does not pay.  Borrower also will pay Lender that amount.
This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys'
fees and legal expenses for bankruptcy proceedings
(including efforts to modify or vacate any automatic stay
or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.  This Note has been delivered
to Lender and accepted by Lender in the State of
Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts situated in King County, the State of Washington.
This Note shall be governed by and construed in accordance
with the laws of the State of Washington.
LINE OF CREDIT.  This Note evidences a straight line of
credit.  Once the total amount of principal has been
advanced, Borrower is not entitled to further loan
advances.  Advances under this Note, as well as directions
for payment from Borrower's accounts, may be requested
orally or in writing by Borrower or by an authorized
person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: JIMMIE T G COULSON and MARILYN SCHROEDER.
Borrower agrees to be liable for all sums either: (a)
advanced in accordance with the instructions of an
authorized person or (b) credited to any of Borrower's
accounts with Lender.  The unpaid principal balance owing
on this Note at any time may be evidenced by endorsements
on this Note or by Lender's internal records, including
daily computer print-outs.  Lender will have no obligation
to advance funds under this Note it: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by
Lender; or (e) Lender in good faith deems itself insecure
under this Note or any other agreement between Lender and
Borrower.
STATUTE OF FRAUDS PROVISION. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
GENERAL PROVISIONS.  Lender may delay or forgo enforcing
any of its rights or remedies under this Note without
losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and
notice of dishonor.  Upon any change in the terms of this
Note, and unless otherwise expressly stated in writing, no
party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify
this loan, with the consent of Borrower, or release any
party or guarantor; or impair, fail to realize upon or
perfect Lender's security interest in the collateral; and
take any other action deemed necessary by Lender without
the consent of or notice to anyone.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD
ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE
INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF
THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF
THE NOTE.
BORROWER:
THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC OF
SPOKANE, WASHINGTON
By:	/S/ Jimmie T G Coulson, President, CEO
THE COEUR D'ALENES COMPANY BY JIMMIE T G COULSON,
PRESIDENT/CEO
By:	/S/ Jimmie T G Coulson, President, CEO
UNION IRON WORKS, INC OF SPOKANE, WASHINGTON BY JIMMIE T G
COULSON, PRESIDENT/CEO


SEAFIRST BANK
PROMISSORY NOTE
PRINCIPAL:	$250,000.00
MATURITY:	04-01-1998
LOAN NO:	18/59
CALL:		AFS
ACCOUNT:	1701484046
OFFICER:	85607
BORROWER:	THE COEUR D'ALENES COMPANY AND UNION IRON WORKS,
		INC OF SPOKANE, WASHINGTON
		PO BOX 2610, SPOKANE, WA  99220-2610
LENDER:	BANK OF AMERICA NT&SA D/B/A/SEAFIRST BANK EASTERN
		DIVISION TEAM 1
		C/0 CLSC-E(DOC'S)
		PO BOX 1446 (SFC-5) SPOKANE, WASHINGTON
		99210-1630
Principal Amount: $250,000.00		0.500% Over the Index
	Date of Note: March 24, 1997
PROMISE TO PAY. THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC OF SPOKANE, WASHINGTON ("Borrower") promises to pay to BANK OF AMERICA NT&SA D/B/A SEAFIRST BANK
("Lender"), or order, in lawful money of the United States
of America, the principal amount of One Million Eight
Hundred Fifty Thousand & 00/100 Dollars ($1,850,000.00) or
so much as may be outstanding, together with interest on
the unpaid outstanding principal balance until paid in
full.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on
April 1, 1998.  In addition, Borrower will pay regular
monthly payments of accrued unpaid interest beginning April
1, 1997, and all subsequent Interest payments are due on
the same day of each month after that.  Interest on this
Note is computed on a 365/360 simple interest basis; that
is, by applying the ratio of the annual interest rate over
a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender
at Lender's address shown above or at such other place as
Lender may designate in writing.  Unless otherwise agreed
or required by applicable law, payments will be applied
first to accrued unpaid interest, then to principal, and
any remaining amount to any unpaid collection costs and
late charges.
AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender to automatically deduct from Borrower's checking/savings account number 68351402, or such other Seafirst account as
may be authorized in the future, the loan payment according
to the amount and terms of this Note. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment.  At
any time and for any reasons, Borrower or Lender may
voluntarily terminate Automatic Payments.  Our business
days are Monday through Friday.  Payments that come due on
a Saturday, Sunday or legal bank holiday, will be deducted
on the following business day.
VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's publicly announced Reference
Rate (the "Index").  The interest rate change will not
occur more often than each day the Reference Rate changes. Lender will tell Borrower the current Index rate upon
Borrower's request.  Borrower understands that Lender may
make loans based on other rates as well. The interest rate change will not occur more often than each day. The interest rate to be applied to the unpaid principal balance
of this Note will be at a rate of 0.325 percentage points
over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT FEE.  Borrower agrees that all loan fees and
other prepaid finance charges are earned fully as of the
date of the loan and will not be subject to refund upon
early payment (whether voluntary or as a result of
default), except as otherwise required by law.  Early
payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule.  Rather, they
will reduce the principal balance due and may result in Borrower's making fewer payments.
LATE CHARGE.  If a payment is 10 days or more late,
Borrower will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater.
DEFAULT.  Borrower will be in default if any of the
following happens: (a) Borrower fails to make any payment
when due. (b) Borrower breaks any promise Borrower has made
to Lender, or Borrower fails to comply with or to perform
when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this
Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is
false or misleading in any material respect either now or
at the time made or furnished. (d) Borrower becomes
insolvent, a receiver is appointed for any part of
Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section
occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.
LENDER'S RIGHTS.  Upon default, Lender may declare the
entire unpaid principal balance on this Note and all
accrued unpaid interest immediately due, without notice,
and then Borrower will pay that amount.  Upon default,
including failure to pay upon final maturity, Lender, at
its option, may also, if permitted under applicable law, do
one or both of the following: (a) increase the variable
interest rate on this Note to 2.325 percentage points over
the Index, and (b) add any unpaid accrued interest to
principal and such sum will bear interest therefrom until
paid at the rate provided in this Note (including any
increased rate).  The interest rate will not exceed the
maximum rate permitted by applicable law.  Lender may hire
or pay someone else to help collect this Note if Borrower
does not pay.  Borrower also will pay Lender that amount.
This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys'
fees and legal expenses for bankruptcy proceedings
(including efforts to modify or vacate any automatic stay
or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.  This Note has been delivered
to Lender and accepted by Lender in the State of
Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts situated in King County, the State of Washington.
This Note shall be governed by and construed in accordance
with the laws of the State of Washington.
LINE OF CREDIT.  This Note evidences a revolving line of
credit.  Advances under this Note, as well as directions
for payment from Borrower's accounts, may be requested
orally or in writing by Borrower or by an authorized
person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: JIMMIE T G COULSON and MARILYN SCHROEDER.
Borrower agrees to be liable for all sums either: (a)
advanced in accordance with the instructions of an
authorized person or (b) credited to any of Borrower's
accounts with Lender.  The unpaid principal balance owing
on this Note at any time may be evidenced by endorsements
on this Note or by Lender's internal records, including
daily computer print-outs.  Lender will have no obligation
to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by
Lender; or (e) Lender in good faith deems itself insecure
under this Note or any other agreement between Lender and
Borrower.
STATUTE OF FRAUDS PROVISION. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
GENERAL PROVISIONS.  Lender may delay or forgo enforcing
any of its rights or remedies under this Note without
losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and
notice of dishonor.  Upon any change in the terms of this
Note, and unless otherwise expressly stated in writing, no
party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify
this loan, with the consent of Borrower, or release any
party or guarantor; or impair, fail to realize upon or
perfect Lender's security interest in the collateral; and
take any other action deemed necessary by Lender without
the consent of or notice to anyone.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD
ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE
INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF
THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF
THE NOTE.
BORROWER:	THE COEUR D'ALENES COMPANY AND UNION IRON WORKS,
INC OF SPOKANE, WASHINGTON
By:	/S/ Jimmie T G Coulson, President, CEO
THE COEUR D'ALENES COMPANY BY JIMMIE T G COULSON,
PRESIDENT/CEO
By:	/S/ Jimmie T G Coulson, President, CEO
UNION IRON WORKS, INC OF SPOKANE, WASHINGTON BY JIMMIE T G
COULSON, PRESIDENT/CEO